Exhibit 5.3

SLR Consulting (Canada) Ltd.

55 University Avenue, Suite 501,Toronto, ON M5J 2H7

CONSENT OF ENGINEER

Ladies and Gentlemen:

The undersigned hereby consents to (1) the references to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10 of Denison Mines Corp. in connection with the reports entitled (a) “Technical Report on the Denison Mines Inc. Uranium Properties, Saskatchewan, Canada” dated November 21, 2005 and revised February 16, 2006, (b) Technical Report on the Mineral Resource Estimate for the McClean North Uranium Deposits, Saskatchewan” dated January 31, 2007 and (c) “Technical Report on the Sue D Uranium Deposit Mineral Resource Estimate, Saskatchewan, Canada” dated March 31, 2006, and (2) all other references to the undersigned included or incorporated by reference in the Registration Statement on Form F-10 of Denison Mines Corp.

Dated: September 16, 2021

SLR Consulting (Canada) Ltd., formerly Roscoe Postle Associates Inc.

Per:

/s/ Deborah A. McCombe
Deborah A. McCombe, P. Geo.
Technical Director – Global Mining Advisory
SLR Consulting (Canada) Ltd.
(formerly Roscoe Postle Associates Inc.)

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